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                                                                    EXHIBIT 99.1

Steve Shattuck
Western Digital Public Relations
949.672.7817
steve.shattuck@wdc.com

Bob Blair
Western Digital Investor Relations
949.672.7834
bob.blair@wdc.com


FOR IMMEDIATE RELEASE:

           WESTERN DIGITAL REPORTS $11.9 MILLION OPERATING PROFIT FROM
               HARD DRIVE OPERATIONS IN THIRD QUARTER FISCAL 2001

            TOTAL THIRD QUARTER REVENUE OF $533.4 REFLECTS SEQUENTIAL
                           AND YEAR-OVER-YEAR GROWTH;
                 AND NET LOSS OF $3.0 MILLION OR $.02 PER SHARE

LAKE FOREST, Calif. --April 26, 2001--Western Digital Corp. (NYSE: WDC) today reported revenue of $533.4 million and a net loss of $3.0 million, or $.02 per share, for its third quarter ended March 30, 2001--including an $11.9 million operating profit in its hard drive business. The net loss includes an extraordinary gain of $371,000 relating to bond redemptions.

        Unit shipments of approximately 6 million desktop hard drives in the third quarter reflect sequential growth of 3.5 percent from the 5.8 million units shipped in the second fiscal quarter and better than 15 percent growth over the year-ago quarter. The Company's industry-leading 7200 RPM drives accounted for more than 50 percent of third quarter revenue, compared with 42 percent in the second fiscal quarter.

        The third quarter results included operating losses totaling $15 million for the Company's new business ventures, compared with nearly $20 million in the second fiscal quarter.



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        In the year-ago period, the Company reported revenues of $516.6 million and a net loss of $70.7 million, or $.53 per share. The net loss for the year-ago period included non-recurring charges totaling $62.8 million related primarily to the Company's exit of the enterprise hard drive market, and also included a $14.7 million gain on the disposition of certain investment securities. Excluding these items, the Company's net loss for the year-ago period was $22.6 million, or $.17 per share.

        Matt Massengill, Western Digital president and chief executive officer, stated: "The most noteworthy development in the quarter was the hard drive industry's continued improvement in inventory management and better-than-expected pricing dynamics in the face of the PC industry's most challenging quarter in many years. Against this background, our execution and focus enabled us to achieve profitability and sequential growth in our hard drive business for the second consecutive quarter. As a result of our first-to-market leadership in both 5400 RPM and 7200 RPM-class drives, we optimized our product mix across all of our channels on a worldwide basis."

        For the nine months ended March 30, 2001, revenue was $1.5 billion and the net loss was $34.8 million, or $.21 per share, including extraordinary gains of $22.2 million. This compares to year-earlier revenues of $1.5 billion and a net loss of $192.2 million, or $1.64 per share, including non-recurring charges of $158.3 million, a $14.7 million gain on disposition of investment securities, and $166.9 million of extraordinary gains relating to bond redemptions.

ABOUT WESTERN DIGITAL

        Western Digital, one of the storage industry's pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital



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information. The Company's core business produces reliable, high-performance hard drives that keep users' data close-at-hand and secure from loss.

        Applying its data storage core competencies to emerging markets, Western Digital's new ventures meet the increasing demand for innovative information management solutions arising from the proliferation of the Internet and broadband services. Keen Personal Media provides interactive personal video recorder and set-top box software, services and hardware for broadband television content management and commerce. Connex designs Network Attached Storage products that enable IT managers to quickly expand network storage. SANavigator develops and markets software that simplifies the central management of Storage Area Networks. SageTree is a software company providing enterprise manufacturing and supply chain analytic applications.

        Western Digital was founded in 1970. The Company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Visit the Investor section of the Company's Web site (www.westerndigital.com) to access a variety of financial and investor information.

        This release contains forward-looking statements, including statements relating to improving inventory management and pricing dynamics. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: the Company's ability to execute future production ramps and utilize manufacturing assets efficiently; availability of hard drive components; changes in product and customer mix; pricing trends; actions by competitors; successful entry into new markets by the Company and its subsidiaries; and other factors discussed in the Company's recent SEC filings.



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The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                                       ###

Western Digital is a registered trademark of Western Digital Technologies, Inc. Keen Personal Media is a trademark of Keen Personal Media, Inc. Connex is a trademark of Connex, Inc. SageTree is a trademark of SageTree, Inc. SANavigator is a trademark of SANavigator, Inc.



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                           WESTERN DIGITAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                   THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                      -------------------------------------------     ---------------------------
                                                         MAR. 30,        DEC. 29,        MAR. 31,        MAR. 30,        MAR. 31,
                                                             2001            2000            2000            2001            2000
                                                      -----------     -----------     -----------     -----------     -----------
Revenues, net ....................................    $   533,369     $   530,720     $   516,587     $ 1,504,311     $ 1,483,718
Costs and expenses:
       Cost of revenues ..........................        468,095         467,209         505,003       1,349,797       1,517,235
       Research and development ..................         35,554          37,367          33,770         107,882         127,996
       Selling, general and administrative .......         33,190          35,771          33,970         102,860         116,862
       Restructuring charges .....................             --              --          28,002              --          85,837
                                                      -----------     -----------     -----------     -----------     -----------
             Total costs and expenses ............        536,839         540,347         600,745       1,560,539       1,847,930
                                                      -----------     -----------     -----------     -----------     -----------
Operating loss ...................................         (3,470)         (9,627)        (84,158)        (56,228)       (364,212)

Net interest and other income (expense) ..........             52             839          13,489            (741)          5,132
                                                      -----------     -----------     -----------     -----------     -----------
Loss before income taxes and
       extraordinary item ........................         (3,418)         (8,788)        (70,669)        (56,969)       (359,080)

Income tax benefit ...............................             --              --              --              --              --
                                                      -----------     -----------     -----------     -----------     -----------
Loss before extraordinary item ...................         (3,418)         (8,788)        (70,669)        (56,969)       (359,080)

Extraordinary gain from redemption of
       debentures ................................            371          10,576              --          22,190         166,899
                                                      -----------     -----------     -----------     -----------     -----------
Net income (loss) ................................    $    (3,047)    $     1,788     $   (70,669)    $   (34,779)    $  (192,181)
                                                      ===========     ===========     ===========     ===========     ===========


Basic and diluted income (loss) per common share:

Basic before extraordinary item ..................    $      (.02)    $      (.05)    $      (.53)    $      (.34)    $     (3.07)
Extraordinary gain ...............................    $       .00     $       .06     $        --     $       .13     $      1.43
                                                      -----------     -----------     -----------     -----------     -----------
Basic ............................................    $      (.02)    $       .01     $      (.53)    $      (.21)    $     (1.64)
                                                      ===========     ===========     ===========     ===========     ===========
Diluted ..........................................    $      (.02)    $       .01     $      (.53)    $      (.21)    $     (1.64)
                                                      ===========     ===========     ===========     ===========     ===========

Common shares used in computing per share amounts:

Basic ............................................        176,250         171,175         133,903         165,156         116,983
                                                      ===========     ===========     ===========     ===========     ===========
Diluted ..........................................        176,250         171,175         133,903         165,156         116,983
                                                      ===========     ===========     ===========     ===========     ===========



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                           WESTERN DIGITAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       (UNAUDITED)
                                                                         MAR. 30,         JUN. 30,
                                                                             2001             2000
                                                                        ---------        ---------
                                     ASSETS

Current assets:
       Cash and cash equivalents ................................       $ 160,869        $ 184,021
       Accounts receivable, net .................................         153,095          149,135
       Inventories ..............................................          65,258           84,546
       Prepaid expenses and other current assets ................          18,054           33,693
                                                                        ---------        ---------
             Total current assets ...............................         397,276          451,395
Property and equipment, net .....................................         106,795           98,952
Intangible and other assets, net ................................          41,070           65,227
                                                                        ---------        ---------
             Total assets .......................................       $ 545,141        $ 615,574
                                                                        =========        =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Accounts payable .........................................       $ 234,851        $ 266,841
       Accrued expenses .........................................         128,989          178,225
                                                                        ---------        ---------
             Total current liabilities ..........................         363,840          445,066
Other liabilities ...............................................          41,556           44,846
Convertible debentures ..........................................         112,611          225,496
Minority interest ...............................................           8,998           10,000
Shareholders' equity (deficit):
       Common stock, $.01 par value .............................           1,768            1,436
       Additional paid-in capital ...............................         534,004          371,587
       Accumulated deficit ......................................        (517,636)        (482,857)
                                                                        ---------        ---------
             Total shareholders' equity (deficit) ...............          18,136         (109,834)
                                                                        ---------        ---------
             Total liabilities and shareholders' equity (deficit)       $ 545,141        $ 615,574
                                                                        =========        =========